Exhibit 1.01
Conflict Minerals Report

The information contained in ExxonMobil’s Conflict Minerals Disclosure filed under Item 1.01 of the corporation’s Form SD Report for the year ended December 31, 2021, including the description of ExxonMobil’s reasonable country of origin inquiries and additional diligence, is incorporated in its entirety into this Conflict Minerals Report. Terms used in such Conflict Minerals Disclosure have the same meanings in this Conflict Minerals Report.

The catalysts purchased from suppliers who provided covered country declarations under the RMI as described in more detail in ExxonMobil’s 2021 Conflict Minerals Disclosure incorporated herein were used in the Corporation’s facilities and for production of the ExxonMobil products as listed below:

Rotterdam refinery:
Jet fuel
Diesel fuels
Lubricant base stocks
Mineral oil

Beaumont Refinery:
High-Octane Gasoline

Joliet Refinery:
High-Octane Gasoline

Sriracha Refinery:
High-Octane Gasoline

Nanticoke Refinery:
High-Octane Gasoline

Singapore Aromatics Plant:
High-Octane Gasoline

NDG Chemical Plant:
Butadiene

Gulf Coast Growth Venture:
Butadiene